Exhibit 23.1
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                              ARTHUR ANDERSEN LLP

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement, filed on Form S-8 for the IBC 1997 Stock Option Plan, of our reports dated January 21, 1997 included in Independent Bank Corp.'s Form 10-K for the year ended December 31, 1996 and to all references to our firm included in this registration statement.



Boston, Massachusetts                           /s/ Arthur Andersen LLP
May 9, 1997                                     ARTHUR ANDERSEN LLP







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